UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 9, 2007

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2007, Independence Holding Company issued a news release announcing 2007 Second Quarter and Six Months Results.

Item 9.01 Financial Statements and Exhibit

(c)

Exhibit:

Exhibit 99.1

News Release of Independence Holding Company dated August 9, 2007 announcing 2007 Second Quarter and Six Months Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

/s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 9, 2007

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.Independenceholding.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2007 SECOND QUARTER AND SIX MONTHS RESULTS

Stamford, Connecticut, August 9, 2007. Independence Holding Company (NYSE: IHC) today reported 2007 second quarter and six months results.

Financial Results

Revenues increased 15% to $105,121,000 for the three months ended June 30, 2007 compared to revenues for the three months ended June 30, 2006 of $91,469,000. Net income per share increased 63% to $.26 per share, diluted, or $3,929,000, for the three months ended June 30, 2007 compared to $.16 per share, diluted, or $2,366,000 for the three months ended June 30, 2006.

Revenues increased 20% to $214,192,000 for the six months ended June 30, 2007 compared to revenues for the six months ended June 30, 2006 of $178,309,000. Net income per share increased 30% to $.56 per share, diluted, or $8,531,000 for the six months ended June 30, 2007 compared to $.43 per share, diluted, or $6,395,000 for the six months ended June 30, 2006.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased to report that our revenues for the six months ended June 30, 2007 of $214 million are 20% greater than those we reported for the comparable period in 2006.  We are also gratified that our net income per share increased 63% to $.26 per share, diluted, for the three months ended June 30, 2007 compared to $.16 per share, diluted, for the comparable 2006 quarter.  Although our fully insured premiums are growing significantly we had expected better earnings from this segment. Our second quarter results were impacted by the expensing of development and implementation costs associated with our expanding fully insured division. Specifically, we expended significant time and money in bringing to market eight new programs (including the recently announced Destiny and GBS relationships) that will not produce significant premiums until 2008.  Moreover, we are still developing new programs and will continue to incur related expenses in the foreseeable future.   We remain confident that we have built a solid foundation in fully insured health and expect to expand at favorable profit margins. We also would like to report that the Company's mortgage security portfolio has no exposure to sub-prime mortgages.”

Continuation of Stock Buy Back Program

Independence Holding Company's Board of Directors has approved the continuation of its share repurchase program and authorized the acquisition in the open market of up to 100,000 additional shares of the Company's common stock. The timing and price of any purchases will be at the sole discretion of IHC's management, and the program may be discontinued or suspended at any time. Since the initiation of IHC's repurchase program in 1991, approximately 3.6 million net shares have been acquired at a cost of $37.8 million.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

SECOND QUARTER REPORT

JUNE 30, 2007

(In Thousands, Except Per Share Data)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Premiums earned	$80,144	$71,290	$164,631	$137,578
Net investment income	12,421	11,402	24,455	23,333
Fee income	10,346	7,702	20,533	15,113
Net realized investment gains	582	50	1,002	467
Equity income from AMIC	562	183	1,097	359
Other income	1,066	842	2,474	1,459
	105,121	91,469	214,192	178,309

Expenses
Insurance benefits, claims and reserves	60,641	52,621	122,920	102,801
Selling, general and administrative expenses	34,407	31,665	70,874	58,814
Amortization of deferred acquisition costs	2,809	2,671	5,300	5,189
Interest expense on debt	1,062	928	2,118	1,831

	98,919	87,885	201,212	168,635

Income before income taxes	6,202	3,584	12,980	9,674
Income tax expense	2,273	1,218	4,449	3,279

Net Income	$3,929	$2,366	$8,531	$6,395

Basic income per common share	$.26	$.16	$.56	$.44

Weighted average basic common shares	15,193	14,862	15,187	14,679

Diluted income per common share	$.26	$.16	$.56	$.43

Weighted average diluted common shares	15,336	15,178	15,341	15,003

As of August 7, 2007, there were 15,184,648 shares outstanding, net of treasury shares.